Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (File No. 333-238797, File No. 333-225342, File No. 333-225341, File No. 333-183480, File No. 333-169487, File No. 333-148237, File No. 333-103116, File No. 333-97677, File No. 333-69877, File No. 33-59767, File No. 33-59771, File No. 33-59773) on Form S-8 of our report dated March 15, 2022, with respect to the consolidated financial statements of Pennsylvania Real Estate Investment Trust.

/s/ KPMG

Philadelphia, Pennsylvania

March 27, 2023